Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

•Exceeded guidance for Q3 revenue and earnings
•Delivered record quarterly product revenue driven by memory interface chips
•Generated $80 million in cash from operations
•Initiated $100 million accelerated share repurchase program

SAN JOSE, Calif. – October 31, 2022– Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the third quarter ended September 30, 2022. GAAP revenue for the third quarter was $112.2 million, licensing billings were $62.2 million, product revenue was $58.6 million, and contract and other revenue was $23.7 million. The Company also generated $80 million in cash provided by operating activities in the third quarter.

“Rambus had an excellent performance in the third quarter, exceeding guidance and delivering record cash and product revenue,” said Luc Seraphin, chief executive officer of Rambus. “Our strategic focus and strong execution in data center, combined with a diverse portfolio of offerings, drive the company’s long-term profitable growth and enable consistent capital returns to our stockholders.”

Quarterly Financial Review - GAAP	Three Months Ended September 30,
(In millions, except for percentages and per share amounts)	2022	2021
Revenue
Product revenue	$58.6	$36.7
Royalties	29.9	33.1
Contract and other revenue	23.7	11.5
Total revenue	112.2	81.3
Cost of product revenue	21.9	13.1
Cost of contract and other revenue	1.5	1.5
Amortization of acquired intangible assets (included in total cost of revenue)	3.6	3.8
Total operating expenses (1)	68.3	58.2
Operating income	$16.9	$4.7
Operating margin	15%	6%
Net income	$0.9	$3.7
Diluted net income per share	$0.01	$0.03
Net cash provided by operating activities	$80.0	$46.0
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million for each of the three months ended September 30, 2022 and 2021.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended September 30,
(In millions)	2022	2021
Licensing billings (operational metric) (2)	$62.2	$66.1
Product revenue (GAAP)	$58.6	$36.7
Contract and other revenue (GAAP)	$23.7	$11.5
Non-GAAP cost of product revenue	$21.8	$13.1
Cost of contract and other revenue (GAAP)	$1.5	$1.5
Non-GAAP total operating expenses	$54.6	$48.2
Non-GAAP interest and other income (expense), net	$1.6	$(0.2)
Diluted share count (GAAP)	112	114
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $112.2 million. The Company also had licensing billings of $62.2 million, product revenue of $58.6 million, and contract and other revenue of $23.7 million. The Company had GAAP cost of revenue of $27.0 million and operating expenses of $68.3 million. The Company also had total non-GAAP operating expenses of $77.9 million (including non-GAAP cost of revenue). The Company’s basic share count was 110 million shares and its diluted share count was 112 million shares.

Cash, cash equivalents, and marketable securities as of September 30, 2022 were $264.8 million, a decrease of $86.8 million from June 30, 2022, mainly due to $100 million paid in connection with an accelerated share repurchase program, $58.9 million paid in connection with the repayment of 2023 senior notes, $14.4 million paid in connection with the settlement of warrants, partially offset by $80 million in cash generated by operating activities and proceeds of $19.3 million from the settlement of senior convertible note hedges.

2022 Fourth Quarter Outlook

The Company will discuss its full revenue guidance for the fourth quarter of 2022 during its upcoming conference call. The following table sets forth fourth quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$59 - $65	$59 - $65
Product revenue (GAAP)	$63 - $69	$63 - $69
Contract and other revenue (GAAP)	$21 - $27	$21 - $27
Total operating costs and expenses	$100 - $96	$86 - $82
Interest and other income (expense), net	$0	($1)
Diluted share count	110	110
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the fourth quarter of 2022, the Company expects licensing billings to be between $59 million and $65 million. The Company also expects royalty revenue to be between $29 million and $35 million, product revenue to be between $63 million and $69 million and contract and other revenue to be between $21 million and $27 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $100 million and $96 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $86 million and $82 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of

110 million, and exclude stock-based compensation expense ($10 million), amortization expense ($4 million), non-cash interest expense ($0.1 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($1 million).

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+44) 204-525-0658 (international) with ID# 714912.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, change in fair value of earn-out liability, loss on extinguishment of debt, loss on fair value adjustment of derivatives, net, realized loss on sale of marketable securities sold for the purpose of notes repurchase, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current period’s portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Gain on sale of equity security. The Company has excluded gain on sale of equity security as this is not a reflection of the Company’s ongoing operations.

Loss on extinguishment of debt. The Company has excluded loss on extinguishment of debt as this represents a cost of repurchasing its existing convertible notes and is not a reflection of the Company’s ongoing operations.

Loss on fair value adjustment of derivatives, net. The Company has excluded its loss on fair value adjustment of derivatives, net, as this represents cost and benefits of repurchasing its convertible notes and is not a reflection of the Company's ongoing operations.

Realized loss on sale of marketable securities sold for the purpose of notes repurchase. The Company has excluded its realized loss on sale of marketable securities sold for the purpose of repurchasing its convertible notes as this is not a reflection of the Company's ongoing operations.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2022 and 2021, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the fourth quarter of 2022 and related drivers, and the Company’s ability to effectively manage supply chain shortages. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the COVID-19 and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$141,559	$107,891
Marketable securities	123,289	377,718
Accounts receivable	38,547	44,065
Unbilled receivables	142,037	135,608
Inventories	14,161	8,482
Prepaids and other current assets	14,584	10,600
Total current assets	474,177	684,364
Intangible assets, net	54,856	58,420
Goodwill	292,038	278,810
Property, plant and equipment, net	78,563	56,035
Operating lease right-of-use assets	25,232	23,712
Deferred tax assets	2,803	4,047
Unbilled receivables	37,914	123,018
Other assets	3,473	4,240
Total assets	$969,056	$1,232,646

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,405	$11,279
Accrued salaries and benefits	16,654	20,945
Convertible notes	10,368	163,687
Deferred revenue	23,460	24,755
Income taxes payable	20,024	20,607
Operating lease liabilities	5,435	5,992
Other current liabilities	20,085	20,002
Total current liabilities	116,431	267,267
Long-term liabilities:
Long-term operating lease liabilities	30,093	29,099
Long-term income taxes payable	7,818	21,424
Deferred tax liabilities	25,746	23,985
Other long-term liabilities	39,084	28,475
Total long-term liabilities	102,741	102,983
Total stockholders’ equity	749,884	862,396
Total liabilities and stockholders’ equity	$969,056	$1,232,646

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Product revenue	$58,619	$36,710	$159,890	$98,661
Royalties	29,878	33,044	108,380	103,813
Contract and other revenue	23,747	11,528	64,156	34,049
Total revenue	112,244	81,282	332,426	236,523
Cost of revenue:
Cost of product revenue	21,953	13,157	60,767	35,989
Cost of contract and other revenue	1,455	1,456	3,053	4,029
Amortization of acquired intangible assets	3,576	3,813	10,375	12,638
Total cost of revenue	26,984	18,426	74,195	52,656
Gross profit	85,260	62,856	258,231	183,867
Operating expenses:
Research and development	39,295	35,592	118,648	99,415
Sales, general and administrative	26,198	22,210	79,409	67,956
Amortization of acquired intangible assets	433	359	1,259	817
Restructuring charges	—	—	—	368
Change in fair value of earn-out liability	2,411	—	(1,889)	—
Total operating expenses	68,337	58,161	197,427	168,556
Operating income	16,923	4,695	60,804	15,311
Interest income and other income (expense), net	6,385	2,726	10,483	8,088
Loss on extinguishment of debt	(17,129)	—	(83,626)	—
Loss on fair value adjustment of derivatives, net	(2,302)	—	(10,585)	—
Interest expense	(437)	(2,672)	(1,390)	(7,969)
Interest and other income (expense), net	(13,483)	54	(85,118)	119
Income (loss) before income taxes	3,440	4,749	(24,314)	15,430
Provision for income taxes	2,501	1,073	5,945	3,201
Net income (loss)	$939	$3,676	$(30,259)	$12,229
Net income (loss) per share:
Basic	$0.01	$0.03	$(0.27)	$0.11
Diluted	$0.01	$0.03	$(0.27)	$0.11
Weighted average shares used in per share calculation
Basic	109,968	108,989	110,102	111,103
Diluted	111,962	113,661	110,102	114,954

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2022	2021
Cost of product revenue	$21,953	$13,157
Adjustment:
Stock-based compensation expense	(142)	(101)
Non-GAAP cost of product revenue	$21,811	$13,056

Total operating expenses	$68,337	$58,161
Adjustments:
Stock-based compensation expense	(8,730)	(7,381)
Acquisition-related costs and retention bonus expense	(1,627)	(1,658)
Amortization of acquired intangible assets	(433)	(359)
Expense on abandoned operating leases	(520)	(521)
Change in fair value of earn-out liability	(2,411)	—
Non-GAAP total operating expenses	$54,616	$48,242

Interest and other income (expense), net	$(13,483)	$54
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1,248)	(2,163)
Non-cash interest expense on convertible notes	33	1,927
Gain on sale of equity security	(3,547)	—
Loss on extinguishment of debt	17,129	—
Loss on fair value adjustment of derivatives, net	2,302	—
Realized loss on sale of marketable securities sold for the purpose of notes repurchase	450	—
Non-GAAP interest and other income (expense), net	$1,636	$(182)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2022 Fourth Quarter Outlook	Three Months Ended December 31, 2022
(In millions)	Low	High
Forward-looking operating costs and expenses	$100.3	$96.3
Adjustments:
Stock-based compensation expense	(10.3)	(10.3)
Amortization of acquired intangible assets	(4.0)	(4.0)
Forward-looking Non-GAAP operating costs and expenses	$86.0	$82.0

Forward-looking interest and other income (expense), net	$0.4	$0.4
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1.0)	(1.0)
Non-cash interest expense	0.1	0.1
Forward-looking Non-GAAP interest and other income (expense), net	$(0.5)	$(0.5)